UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

M & A HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-201360	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1958 Qianming East Road, Fengjingzhen Jinshanqu Shanghai, China
(Address of principal executive offices)

(86) 21-67355092
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

M & A HOLDING CORP. (the “Company”) was unable, without unreasonable effort or expense, to file its Quarterly Report on Form 10-Q for the period ended March 31, 2016 (the “Quarterly Report”) by the May 23, 2016 filing extension date applicable to smaller reporting companies due to a delay experienced by the Company in completing its financial statements and other disclosures in the Quarterly Report, as well as audited consolidated financial statements for its subsidiaries for the fiscal year ended December 31, 2015. As a result, the Company is still in the process of compiling required information to complete the Quarterly Report and its independent registered public accounting firm requires additional time to complete its review of the financial statements for the period ended March 31, 2016 to be incorporated in the Quarterly Report. The Company anticipates that it will file the Quarterly Report by May 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&A HOLDING CORP.

Date: March 24, 2016	By:	/s/ Lirong Wang
Lirong Wang
President & Chief Executive Officer

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